                                                                    EXHIBIT 99.5

N E W S B U L L E T I N
       FROM:                                    [SIZZLER LOGO]


                                        RE:  SIZZLER INTERNATIONAL, INC.
                                             6101 W. Centinela Ave., Suite 200
                                             Culver City, CA 90230
The Financial Relations Board                (310) 568-0135
       BSMG WORLDWIDE                   NYSE: SZ

-----------------------------------------------------------------------------------------------
AT THE COMPANY:                                     AT THE FINANCIAL RELATIONS BOARD:
Charles Boppell       Kim Forster                   Haris Tajyar              Tricia Ross
President and CEO     Vice President, Planning      General Information       Investor Contact
(310) 568-0135        (310) 568-0135                (310) 442-0599            (310) 442-0599
-----------------------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
June 19, 2001

                        SIZZLER INTERNATIONAL ANNOUNCES
                      FOURTH QUARTER AND YEAR-END RESULTS

HIGHLIGHTS:

   .    Fourth quarter revenues increase to $59.1 million from $55.3 million
   . Excluding impact of the decline in the Australian dollar, revenues for the quarter would have been $64.0 million, an increase of 16%
   .    Pat & Oscar's(SM), formerly Oscar's, achieves 2.5% same-store-sales growth
   .    11th Pat & Oscar's(SM) and 3 KFCs opened during quarter
   . Fourth quarter net income impacted by tightening economy, energy prices, and weakening of Australian dollar
   .    Company appoints new CFO and Sizzler USA CEO during quarter

CULVER CITY, CA--June 19, 2001--Sizzler International, Inc. (NYSE: SZ) today reported financial results for the fourth quarter and fiscal year ended April 29, 2001.

For the fourth quarter, the company reported revenues of $59.1 million, an increase of 7% over the $55.3 million in the comparable period in fiscal 2000. Net income for the fourth quarter was $0.9 million, or $0.03 per diluted share, compared with net income of $2.7 million, or $0.09 per diluted share in the same period a year ago. The decline in net income for the quarter was primarily attributable to a 16.1% decline in the Australian dollar from last year, and a loss, in line with expectations, of approximately $0.5 million from Pat & Oscar's(SM).

                                    -more-

Financial Relations Board, Inc. serves as financial relations counsel to this company is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities

On April 9, NBC's Dateline television program aired a report on meat processing and food safety. This report was subsequently carried on additional newscasts across the country and caused a slowdown in sales across Sizzler USA stores for the last weeks of the quarter. However, sales have gradually begun to regain momentum in the current quarter and are returning to levels prior to the Dateline report. Excluding the effect of the decline in the Australian dollar, revenues would have been $64.0 million, an increase of 16%.

"While we are continuing to make progress with our re-imaging and marketing programs, including generating greater traction in our targeting of the large Hispanic consumer market, our sales growth, particularly at our Sizzler USA restaurants, has decelerated modestly in recent months," said Charles Boppell, President and CEO of Sizzler International. "Our bottom-line results for the quarter were affected by increases in a range of expense items, including utility costs. While some of these are outside of our control, we undertook an intensive review of our expense structure during the fourth quarter. We believe we have identified a number of procedural and administrative changes that we can make over the next few months to trim food and labor costs without sacrificing our ongoing commitment to excellent customer service."

The company reported a decline in same store sales for the quarter of 1.6% for Sizzler USA, 1.8% for Sizzler Australia, and 2.7% for KFC. This decrease was primarily due to a slowdown in the domestic and Australian economies and an increase in competitive food offerings in Australia.

For the fiscal year ended April 29, 2001, the company reported revenues of $245.3 million, which is an increase of 2% over revenues of $239.5 million in fiscal 2000. Net income for the year ended April 29, 2001 was $2.7 million, or $0.10 per diluted share for fiscal 2001, an increase of 12% over net income of $2.4 million, or $0.08 per diluted share including one-time charges in fiscal 2000.

Pat & Oscar's Division Continues to Achieve Sales Growth

The increase in fourth quarter revenues is primarily attributable to ongoing contributions from the company's Pat & Oscar's division, formerly Oscar's, which was acquired during the second quarter of fiscal 2001. The division, which achieved same-store-sales growth of 2.5% during the quarter, contributed nearly $7.6 million in revenues. During the quarter, the 11th Pat & Oscar's(SM), located in Carlsbad, California, was opened representing the third location opened this fiscal year. The company expects to continue to support the division's expansion, with an additional 4 to 5 openings planned for the current fiscal year.

"Our Pat & Oscar's division is continuing to achieve strong financial and operational results since our acquisition of the San Diego-based chain last year. Although the division represents a small percentage of our total revenues, we are very encouraged by its results and believe it will play a growing role in Sizzler International going forward. We look forward to continuing to support its expansion plans with the 12th store opening expected to occur in the fall," said Mr. Boppell.

Update on Stock Plans

On May 8, 2001, the company's Board of Directors authorized the repurchase of up to an additional 500,000 shares of Sizzler International outstanding common stock. Through the fiscal year ended April 29, 2001, the company had repurchased approximately 1.4 million of the 1.5 million shares previously authorized by the Board.

                                    -more-

During the quarter, the company implemented an incentive stock plan with its management group in Australia. Under the plan, employees from the restaurant manager level and up have the opportunity at the end of three years to acquire up to approximately 15% of the Australian operations. As part of the program, the participants were required to purchase over 300,000 shares of Sizzler International stock that they will be restricted from selling for up to five years. The company expects this program to support the retention of the strong international management team that has been driving successful international operations for the past several years.

Outlook for Fiscal 2002

"Given the economic uncertainties, decreasing consumer confidence levels and rising fuel and energy costs, we are cautiously optimistic regarding our growth outlook for fiscal 2002. Our priority in the new fiscal year will clearly be on restoring growth at our 347 company owned or franchised Sizzler(R) stores worldwide and 107 KFC(R) stores in Australia, and keeping the growth of Pat & Oscar's/SM/ on track.

"To this end, we recently announced the appointment of Keith Wall as CFO and Ken Cole as President and CEO of Sizzler USA and have strengthened our market level operations management structure, which we believe will help us to achieve this objective," said Mr. Boppell. "We are also rolling out a number of new programs, including the expanded use of restaurant systems that will allow us to more effectively control our inventories, purchasing, and labor and food costs across our domestic Sizzler(R) and Pat & Oscar's/SM/ restaurants. In addition, we continue to review our Sizzler(R) menu offerings and plan to evaluate new pasta, chicken and fish items. We believe these new offerings will boost traffic at our stores by targeting the more budget-oriented guests. These cost control initiatives, coupled with increasing marketing and advertising activities, particularly in weak markets, should help the company achieve sales growth and margin enhancements in the coming quarters."

Investor Conference Call

Sizzler will be holding an investor conference call to discuss the company's financial and operational results today at 11:00 am EDT. Investors will have the opportunity to listen to the conference call over the Internet through

www.streetevents.com.  To listen to the live call, please go to the web site at
--------------------
least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 347 Sizzler(R) restaurants worldwide, in addition to 107 KFC(R) restaurants primarily located in Queensland, Australia and 11 Pat & Oscar's/SM/ restaurants.

                                    -more-

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These statements may include but are not limited to, statements regarding: (1) continuing growth in revenues and earnings; (2) further expansion of the Pat & Oscar's division; and (3) the enhancement of shareholder value.

Sizzler cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (1) the Company's ability to implement its strategic plan; (2) the Company's ability to continue to overcome any residual adverse publicity arising out of the E.coli incident last July; (3) the Company's ability to manage its costs and expenses, particularly energy and utility costs; (4) the Company's ability to continue to support the expansion of additional Pat & Oscar's/SM/ units; (5) general economic conditions which affect the securities markets; (6) whether the continuation of the share repurchase program will enhance shareholder value; and (7) fluctuations in the Australian Dollar exchange rate.


                              [ tables to follow ]


                                    -more-

SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

For the Twelve Weeks Ended April 30,                                    2001                 2000
-------------------------------------------------------------    ----------------    -----------------
Revenues
  Restaurant sales                                               $         56,962    $          52,991
  Franchise revenues                                                        2,161                2,330
-------------------------------------------------------------    ----------------    -----------------
  Total revenues                                                           59,123               55,321
-------------------------------------------------------------    ----------------    -----------------
Costs and Expenses
  Cost of sales                                                            19,593               19,223
  Labor and related costs                                                  16,152               14,527
  Other operating expenses (asset write downs of $453
        for 2001 and $800 for 2000)                                        13,009               12,001
  Depreciation and amortization                                             2,201                1,744
  General and administrative expenses                                       5,310                4,881
-------------------------------------------------------------    ----------------    -----------------
  Total operating costs and expenses                                       56,265               52,376
-------------------------------------------------------------    ----------------    -----------------
  Interest expense                                                          1,047                  853
  Investment income, net                                                     (233)                (527)
  Other income                                                                  -                 (620)
-------------------------------------------------------------    ----------------    -----------------
  Total costs and expenses                                                 57,079               52,082
-------------------------------------------------------------    ----------------    -----------------
Income before income taxes                                                  2,044                3,239
Provision for income taxes                                                  1,120                  535
-------------------------------------------------------------    ----------------    -----------------
Net income                                                       $            924    $           2,704
=============================================================    ================    =================
Basic and diluted earnings per share                             $           0.03    $            0.09
=============================================================    ================    =================
Weighted Average common shares outstanding:
  Basic                                                                    27,655               28,559
  Diluted                                                                  27,775               28,877
=============================================================    ================    =================

                                    -more-

SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

For the Years Ended April 30,                                           2001                 2000
-------------------------------------------------------------    ----------------    -----------------
Revenues
  Restaurant sales                                               $        236,665    $         230,869
  Franchise revenues                                                        8,676                8,625
-------------------------------------------------------------    ----------------    -----------------
  Total revenues                                                          245,341              239,494
-------------------------------------------------------------    ----------------    -----------------
Costs and Expenses
  Cost of sales                                                            83,322               84,599
  Labor and related costs                                                  67,107               63,081
  Other operating expenses (asset write downs of $453
        for 2001, $800 for 2000)                                           56,301               50,847
  Depreciation and amortization                                             9,246                8,628
  Non-recurring items                                                           0               12,087
  General and administrative expenses                                      22,293               20,346
-------------------------------------------------------------    ----------------    -----------------
  Total operating costs and expenses                                      238,269              239,588
-------------------------------------------------------------    ----------------    -----------------
  Interest expense                                                          3,844                3,631
  Investment income, net                                                   (1,560)              (1,423)
  Other income                                                               (347)              (1,411)
-------------------------------------------------------------    ----------------    -----------------
  Total costs and expenses                                                240,206              240,385
-------------------------------------------------------------    ----------------    -----------------
Income (loss) before income taxes                                           5,135                 (891)
Provision (benefit) for income taxes                                        2,412               (3,313)
-------------------------------------------------------------    ----------------    -----------------
Net income                                                       $          2,723    $           2,422
=============================================================    ================    =================
Basic and diluted earnings per share                             $           0.10    $            0.08
=============================================================    ================    =================
Weighted Average common shares outstanding:
  Basic                                                                    27,777               28,559
  Diluted                                                                  27,954               28,877
=============================================================    ================    =================

                                    -more-

SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

As of April 30,                                                                 2001                 2000
---------------------------------------------------------------------    ----------------     ----------------
ASSETS
Current assets
  Cash and cash equivalents                                              $         17,849     $         38,789
  Receivables, net of reserves of $965
    in 2001 and $847 in 2000                                                        2,464                4,173
  Inventories                                                                       4,211                4,333
  Current tax asset                                                                 3,324                2,544
  Prepaid expenses and other current assets                                         2,554                1,132
---------------------------------------------------------------------    ----------------     ----------------
  Total current assets                                                             30,402               50,971
---------------------------------------------------------------------    ----------------     ----------------


Property and equipment, at cost
  Land                                                                              5,663                6,804
  Buildings and leasehold improvements                                             71,488               58,628
  Equipment                                                                        65,477               61,801
  Capital leases                                                                    2,616                2,616
  Construction in progress                                                          1,873                4,168
---------------------------------------------------------------------    ----------------     ----------------
                                                                                  147,117              134,017
  Less - Accumulated depreciation and amortization                                (87,106)             (87,701)
---------------------------------------------------------------------    ----------------     ----------------
  Total property and equipment, net                                                60,011               46,316
---------------------------------------------------------------------    ----------------     ----------------


Property held for sale, net                                                         3,996                8,931

Long-term notes receivable, net of reserves
  of $17 in 2001 and $73 in 2000                                                      994                1,224

Deferred income taxes                                                               2,425                3,405

Intangible assets, net of accumulated amortization
  of $1,536 in 2001 and $889 in 2000                                               21,176                1,876

Other assets, net of accumulated amortization
  and reserves of $16 in 2001 and $16 in 2000                                       3,558                3,157
---------------------------------------------------------------------    ----------------     ----------------
Total assets                                                             $        122,562     $        115,880
=====================================================================    ================     ================

                                    -more-

SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share data)

As of April 30,                                                                    2001                 2000
-----------------------------------------------------------------------    -----------------    -----------------
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities
  Current portion of long-term debt                                        $           5,597    $           5,206
  Accounts payable                                                                     9,078                8,196
  Other current liabilities                                                            9,626               10,209
  Income taxes payable                                                                 1,870                2,530
-----------------------------------------------------------------------    -----------------    -----------------
  Total current liabilities                                                           26,171               26,141
-----------------------------------------------------------------------    -----------------    -----------------

Long-term debt, net of current portion                                                24,085               21,198

Deferred gains and revenues                                                            8,307                8,269

Pension liability                                                                      9,482                9,637

Stockholders' investment
  Preferred stock, authorized 1,000,000 shares,
    $5 par value; no shares issued and outstanding                                         -                    -
  Common stock, authorized 50,000,000 shares at $.01
    par value; issued and outstanding 27,744,799 in 2001
    and 28,067,539 shares in 2000                                                        291                  288
  Additional paid-in capital                                                         279,846              278,408
  Accumulated deficit                                                               (217,046)            (219,769)
  Treasury stock, 1,363,800 shares at cost at April 30, 2001
    and 706,700 at April 30, 2000                                                     (3,189)              (1,948)
  Accumulated other comprehensive income                                              (5,385)              (6,344)
-----------------------------------------------------------------------    -----------------    -----------------
  Total stockholders' investment                                                      54,517               50,635
-----------------------------------------------------------------------    -----------------    -----------------
Total liabilities and stockholders' investment                             $         122,562    $         115,880
=======================================================================    =================    =================